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                                                                   Exhibit 24.2

                      [LETTERHEAD OF JMP FINANCIAL, INC.]



                                                November 4, 1996



Board of Directors
Home Savings Bank, SSB
Box 989
22 Winston Street
Thomasville, NC  27361-0989

Dear Sirs:

        We hereby consent to the use of our firm's name in (i) the applications for conversion of Home Savings, SSB, Thomasville, North Carolina, and any amendments thereto, filed with the Division of Savings Institutions, North Carolina Department of Commerce (the "Division"), and the Federal Deposit Insurance Corporation, (ii) the Registration Statement of Century Bancorp, Inc. on Form S-1 and any amendments thereto with the Securities Exchange Commission, and (iii) the Acquisition Application and the Holding Company Application of Century Bancorp, Inc., and any amendments thereto, as filed with the Division and the Federal Reserve Board, respectively. We also hereby consent to the inclusion of, a summary of, and references to our appraisal report, including updates, and our opinion concerning subscription rights in such filings including the Prospectus of Century Bancorp, Inc., and the Proxy Statement of Home Savings, SSB.

                                                Sincerely,

                                                /s/ JMP Financial, Inc.

                                                JMP Financial, Inc.